Exhibit 16.1

Re: Avani International Group Inc. (the “Company”)

This letter will confirm that we reviewed Item 4.02 of the Company’s Form 8-K dated November 16, 2010, captioned “Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review” and we agree with the statements made therein.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

/s/ SATURNA GROUP CHARTERED ACCOUNTANTS LLP

SATURNA GROUP CHARTERED ACCOUNTANTS LLP

Vancouver, Canada

November 30, 2010